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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is made and entered into as of the 15th day of November, 1996, by and between American Homestar Corporation, a Texas corporation ("Employer"), and Finis F. Teeter ("Employee"), but shall be effective for all purposes as of October 1, 1996. This Agreement supersedes and replaces all prior employment agreements by and between Employer and Employee.

                              W I T N E S S E T H:

         WHEREAS, Employee is the Chairman of the Board and Co-Chief Executive Officer of Employer and is Chief Executive Officer of Employer's retail division ("the Retail Division"); and

         WHEREAS, Employee and Employer have determined that it is in their mutual best interests to enter into this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment. Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth.

         2. Duties. Employee shall perform (i) such management and other duties as the Chairman of the Board and Co-Chief Executive Officer of a company that is similar in type and size to Employer and as the Board of Directors of Employer shall from time to time reasonably request and (ii) such management and other duties as the Chief Executive Officer of a company that is similar in type and size to the Retail Division and as the Board of Directors of Employer shall from time to time reasonably request.

         3. Term. The employment of Employee under this Agreement shall commence on October 1, 1996, and shall continue, unless earlier terminated pursuant to Section 6 below, until May 31, 2000; provided, however, that this Agreement shall automatically extend for a one year period on each May 31, commencing on May 31, 2000, unless either Employer or Employee provides the other written notice at least 180 days prior to the end of the then existing term of its intent to terminate this Agreement at the end of the then applicable term. The initial term of this Agreement and any renewal terms as provided above are collectively referred to herein as the "Term".

         4. Compensation. As compensation for his services rendered under this Agreement, during the Term Employee shall be entitled to receive the following:
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                 (a)      Salary.  Employee shall be paid a yearly salary of
         $235,000, payable bi-weekly in equal installments, subject to increase from time to time as may be determined by the Board of Directors of Employer.

                 (b) Bonus. Employee shall be paid an annual cash bonus equal to 2.25% of Bonus Profit, subject to increase from time to time as may be determined by the Board of Directors of Employer. "Bonus Profit" shall mean the net consolidated operating profit of Employer after income tax accruals and employee bonuses (other than bonuses of other senior officers of Employer or its subsidiaries who are parties to comparable bonus arrangements with Employer), with the tax rate being deemed to be the effective combined tax rate for Employer and its subsidiaries. Each annual bonus shall be paid within five days after final audited financial statements of Employer have been completed and delivered to Employer.

                 (c) Benefits. Employee shall be entitled to receive such group benefits as Employer may provide to its other employees at comparable salaries and responsibilities to those of Employee. In addition, Employee shall be entitled to receive a car allowance of $750.00 per month, plus all expenses (including gas, oil, maintenance and insurance).

                 (d)      Stock Options.

                                  (i)      As of the date hereof, Employee
                          shall receive a grant from Employer of 50,000 shares of common stock of Employer ("Common Stock") pursuant to the terms of Employer's 1994 Stock Compensation Plan (the "Plan"), with such options being considered incentive stock options to the greatest extent possible.

                                  (ii)     As soon as possible after the date
                          hereof, Employee shall receive a grant from Employer of additional stock options as agreed to by Employee and Employer.

                                  (iii)    From time to time during the Term,
                          Employee shall be entitled to receive additional options to purchase Common Stock, either inside or outside the Plan, as may be approved by the Board of Directors of Employer or any committee thereof.

                 (e) Expenses. Employer shall pay directly for Employee's car phone expenses, long distance calling card and ordinary and necessary business travel and entertainment. In addition, Employer shall reimburse Employee for all other ordinary and reasonable expenses incurred by Employee in rendering services required under this Agreement on a monthly basis upon submission of a detailed monthly statement and reasonable documentation.





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                 (f)      Insurance.  Employer will maintain the existing
         Salary Continuation Agreement and Disability Compensation Agreement for Employee. Employer will fund the following insurance policies currently in place for Employee: (a) term life policy with General American ($1 million), with Charlotte A. Teeter as owner and beneficiary; and (b) a disability income policy with Paul Revere. Employer agrees that, to the extent that Employee's benefits (on a dollar-equivalent basis) under this Section 4(f) are less than those provided to Laurence A. Dawson, Jr. ("Dawson") under Section 4(f) of his Employment Agreement with Employer, then Employer shall provide Employee other benefits comparable to those provided to Dawson (or equivalent compensation).

         5.      Confidentiality.

                 (a) Acknowledgment of Proprietary Interest. Employee recognizes the proprietary interest of Employer and its affiliates in any Trade Secrets (as hereinafter defined) of Employer and its affiliates. Employee acknowledges and agrees that any and all Trade Secrets learned by Employee during the course of his engagement by Employer shall be and is the property of Employer and its affiliates. Employee further acknowledges and understands that his disclosure of any Trade Secrets and/or proprietary information may result in irreparable injury and damage to Employer and its affiliates. As used herein, "Trade Secrets" means all confidential and proprietary information of Employer and its affiliates, including, without limitation, information derived from reports, investigations, experiments, research, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formula, and all other concepts, ideas, materials, or information prepared or performed for or by Employer or its affiliates.

                 (b) Covenant Not-to-Divulge Trade Secrets. Employee acknowledges and agrees that Employer and its affiliates are entitled to prevent the disclosure of Trade Secrets. Employee agrees at all times during the Term to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Employer and its affiliates to further the business of Employer and its affiliates.

                 (c) Return of Materials at Termination. In the event of any termination or cessation of his employment with Employer for any reason whatsoever, Employee shall, upon the written request of Employer, promptly deliver to Employer all documents, data and other information pertaining to Trade Secrets. Employee shall not take any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Trade Secrets.





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                 (d)      Competition During Employment.  Employee agrees that
         during the Term, neither he, nor any of his affiliates, will directly or indirectly compete with Employer or its affiliates in any way, and that he will not act as an officer, director, employee, consultant, shareholder, lender, or agent of any entity which is engaged in any business of the same nature as, or in competition with, the businesses in which Employer and its affiliates are now engaged or in which Employer or its affiliates become engaged during the Term; provided, however, that this Section 5(d) shall not prohibit Employee or any of his affiliates from (i) serving as a director (or similar capacity) of any entity which is not in direct competition with Employer or its affiliates or (ii) purchasing or holding an aggregate equity interest of up to 5%, so long as Employee and his affiliates combined do not purchase or hold an aggregate equity interest of more than 5%, in any business in competition with Employer and its affiliates.

                 (e) Competition Following Employment. If this Agreement is terminated for any reason, then Employee agrees that for a period of one (1) year after such termination or cessation of his employment with Employer, neither Employee, nor any of his affiliates, shall, directly or indirectly, for itself or himself or on behalf of any other corporation, person, firm, partnership, association, or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity):

                       (i) engage or participate in any business which engages in competition with such businesses being conducted by Employer or any of its affiliates during the Term anywhere in the United States; provided, however, that this
                                  Section 5(e) shall not prohibit Employee or any of his affiliates from (i) serving as a director (or similar capacity) of any entity which is not in direct competition with Employer or its affiliates or (ii) purchasing or holding an aggregate equity interest of up to 5%, so long as Employee and his affiliates combined do not purchase or hold an aggregate equity interest of more than 5%, in any business in competition with Employer;

                      (ii) induce or attempt to influence any employee of Employer or its affiliates to terminate his/her employment; or

                     (iii) assist or finance any person or entity in any manner or in any way inconsistent with the intents and purposes of this Agreement.

Notwithstanding the above, in the event this Agreement is terminated for any reason other than "just cause", Employee may terminate this Section 5 upon written notice to Employer,





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in which event Employer's obligation to pay any remaining post-termination compensation payable to Employee under the last paragraph of Section 6 below shall thereafter terminate.

         6. Termination. This Agreement and the employment relationship created hereby shall terminate upon the occurrence of any of the following events:

                 (a) The expiration of the Term as set forth in Section 3 above;

                 (b)      The death of Employee;

                 (c)      The "disability" (as hereinafter defined) of
                          Employee;

                 (d)      Resignation by Employee;

                 (e) Written notice to Employee from Employer of termination for "just cause" (as hereinafter defined); or

                 (f) Written notice to Employee from Employer of termination for any reason other than as set forth in this Section 6.

         For purposes of Section 6(c) above, the "disability" of Employee shall mean his inability, because of mental or physical illness or incapacity, to perform his duties under this Agreement for a continuous period of 120 days or for 120 days out of a 150-day period. For purposes of Section 6(e) above, "just cause" shall mean: (a) adjudication by a court of competent jurisdiction that Employee (i) breached his fiduciary duty for personal profit or (ii) is liable for gross negligence or intentional misconduct in the performance of his duties to Employer, and, in either case, such adjudication is no longer subject to direct appeal; (b) conviction of Employee of a felony involving fraud or moral turpitude by a court of competent jurisdiction; or (c) Employee's material breach of any material term of this Agreement, and such breach continues for more than thirty (30) days after written notice of such breach is delivered to Employee by Employer.

         In the event of the termination of Employee's employment pursuant to Sections 6(b), (c) or (e) above, Employee shall be entitled only to the compensation earned by him, or accrued for his benefit (with any bonuses accruing on a daily basis) as of the date of termination. If Employee's employment is terminated pursuant to Section 6(f) above, Employee shall be entitled to receive the compensation payable pursuant to Section 4 above as if no termination had occurred, and after the end of such payments, Employee shall be paid over the next one-year period an amount equal to his salary and bonus for such period as if Employee had been employed for such period. If this Agreement is terminated pursuant to Section 6(a) above or resigns pursuant to
Section 6(d) above, then Employee shall be paid over a one-year period immediately following such termination, an amount





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equal to his salary and bonus for such period as if Employee had been employed for such period.

         7. Remedies. Employee recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions or provisions of this Agreement by Employee, Employer's remedies at law shall be inadequate. Accordingly, Employee agrees that in such event, Employer shall have the right of specific performance and/or injunctive relief in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

         8. Acknowledgments. Employee acknowledges and recognizes that the enforcement of any of the provisions set forth in Section 5 above by Employer will not interfere with Employee's ability to pursue a proper livelihood. Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and goodwill of Employer.

         9. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to Employer:                   American Homestar Corporation
                                           2450 South Shore Boulevard, Suite 300
                                           League City, Texas  77573
                                           Attention: President

         If to Employee:                   Finis F. Teeter
                                           203 Lake Shore Drive
                                           Taylor Lake Village, Texas  77586


Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

         10. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or written between the parties hereto, including, without limitation, that certain Employment Agreement, dated as of May 3, 1994, by and between Employer and Employee. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.





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         11.     Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

         12. Parties Bound. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of Employer and Employee, and their respective heirs, personal representatives, successors and assigns. Employer shall have the right to assign this Agreement to any affiliate or to its successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of Employer's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties or benefits to Employee hereunder are personal to him, and no such right or benefit may be assigned by him. The parties hereto acknowledge and agree that Employer's affiliates are third-party beneficiaries of the covenants and agreements of Employee set forth in Sections 5 and 6 above.

         13. Estate. If Employee dies prior to the payment of all sums owed, or to be owed, to Employee pursuant to Section 4 above, then such sums, as they become due, shall be paid to Employee's estate.

         14. Enforceability. If, for any reason, any provision contained in this agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the parties that the court should reform such covenant to such narrower scope as it determines enforceable.

         15. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

         16. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         17. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

         18. Affiliate. An "affiliate" of any party hereto shall mean any person controlling, controlled by or under common control with such party.





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         19.     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                      EMPLOYER:

                                      AMERICAN HOMESTAR CORPORATION


                                      By:  /s/ Laurence A. Dawson, Jr.
                                           ----------------------------
                                               Laurence A. Dawson, Jr.,
                                               Co-Chief Executive Officer and
                                               President


                                      EMPLOYEE:


                                      /s/ Finis F. Teeter
                                      ---------------------------------------
                                          Finis F. Teeter





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